Exhibit 99.1

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

21ST CENTURY FOX REPORTS SECOND QUARTER TOTAL SEGMENT

OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION OF $1.73

BILLION, A 2% INCREASE OVER THE PRIOR YEAR ADJUSTED RESULTS, ON

TOTAL REVENUE OF $7.38 BILLION AND INCOME FROM CONTINUING

OPERATIONS PER SHARE OF $0.34

NEW YORK, NY, February 8, 2016 – Twenty-First Century Fox, Inc. (“21st Century Fox” or the “Company” — NASDAQ: FOXA, FOX) today reported financial results for the three months ended December 31, 2015.

The Company reported total quarterly revenues of $7.38 billion, a decrease of $49 million, or 1%, from the $7.42 billion of adjusted revenues(1) reported in the prior year. The decline compared to last year’s adjusted revenues reflects higher affiliate and advertising revenues at the Cable Network Programming and Television segments that were more than offset by lower revenues generated at the Filmed Entertainment segment due to lower home entertainment revenues and the absence of revenues from Shine in the current quarter. The adverse impact of foreign exchange rates in the current quarter impacted adjusted revenue growth by $207 million, or 3% in total.

Quarterly total segment operating income before depreciation and amortization (“OIBDA” )(2) of $1.73 billion increased $35 million, or 2%, from the $1.70 billion of adjusted OIBDA(3) reported in the prior year. The increase compared to last year’s adjusted OIBDA primarily reflects 8% growth at the Company’s Cable Network Programming segment partially offset by reduced contributions from the Filmed Entertainment segment. The adverse impact of foreign exchange rates impacted adjusted OIBDA growth by $109 million, or 6%.

The Company reported quarterly income from continuing operations attributable to stockholders of $674 million ($0.34 per share), compared with $6.22 billion ($2.89 per share) in the prior year. Excluding the net income effects of Other, net and gains and other adjustments related to Sky and Endemol Shine Group included in Equity earnings from affiliates, adjusted quarterly earnings per share(4) from continuing operations attributable to stockholders was $0.44 compared with the adjusted year-ago result of $0.53, which included the recognition of various tax benefits of $0.12 per share.

Commenting on the results, Executive Chairmen Rupert and Lachlan Murdoch said:

“During the quarter, our cable business continued to drive our growth, delivering sustained increases in domestic affiliate fees and gains in advertising revenue, underscoring the power of our global brands and distinctive programming. In addition, we are encouraged by progress at the FOX Broadcast Network, which delivered significant advertising gains from both our sports and entertainment programming. At our television production business, we deliberately invested in a higher number of new original series this quarter in support of the network’s new primetime schedule and in creating valuable long-term assets for the Company. We continued with our top priority of delivering standout storytelling and are proud of our industry-leading Academy Award nominations as well as Golden Globe wins across both our film and television businesses.”

(1)	Prior year adjusted revenues of $7.42 billion exclude $631 million of revenues related to the Direct Broadcast Satellite (“DBS”) businesses which were sold to Sky plc (“Sky”) in November 2014.
(2)

Total segment operating income before depreciation and amortization (“OIBDA”) is a non-GAAP financial measure. See page 11 for a description of total segment OIBDA and for a reconciliation from revenues to total segment OIBDA and from total segment OIBDA to income from continuing operations before income tax expense.

(3)	Prior year adjusted OIBDA of $1.70 billion excludes $27 million of OIBDA related to the DBS businesses.
(4)

See page 14 for a reconciliation of reported income and earnings per share from continuing operations attributable to stockholders to adjusted income and adjusted earnings per share from continuing operations attributable to stockholders.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

REVIEW OF SEGMENT OPERATING RESULTS

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions
Revenues:
Cable Network Programming	$3,703	$3,384	$7,167	$6,615
Television	1,716	1,623	2,765	2,671
Filmed Entertainment	2,361	2,753	4,146	5,229
Direct Broadcast Satellite Television	—	663	—	2,112
Other, Corporate and Eliminations	(405)	(368)	(626)	(685)

Total revenues	$7,375	$8,055	$13,452	$15,942

Less: DBS businesses, net of intercompany eliminations	—	(631)	—	(2,035)

Adjusted Total Revenues	$7,375	$7,424	$13,452	$13,907

Segment OIBDA:
Cable Network Programming	$1,250	$1,159	$2,556	$2,197
Television	279	290	475	464
Filmed Entertainment	302	336	451	794
Direct Broadcast Satellite Television	—	27	—	234
Other, Corporate and Eliminations	(101)	(90)	(217)	(188)

Total Segment OIBDA	$1,730	$1,722	$3,265	$3,501

Less: DBS businesses	—	(27)	—	(234)

Adjusted Total Segment OIBDA	$1,730	$1,695	$3,265	$3,267

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

CABLE NETWORK PROGRAMMING

Cable Network Programming quarterly segment OIBDA increased 8% to $1.25 billion, driven by a 9% revenue increase on strong affiliate revenue growth and higher advertising revenues partially offset by a 10% increase in expenses. The increase in expenses was primarily due to the impact from the consolidation of newly acquired National Geographic Partners businesses as well as higher planned sports programming costs led by soccer, Major League Baseball and college football rights. Foreign exchange fluctuations, primarily in Latin America and Europe, adversely impacted segment OIBDA growth by 5%.

Domestic affiliate revenue increased 10% reflecting continued strong growth at FS1 and Fox News and sustained growth across all of the other domestic cable networks. Domestic advertising revenue grew 3% over the prior year period reflecting solid growth at Fox News and the Regional Sports Networks, led by higher ratings for National Basketball Association games, partially offset by lower advertising revenues at FX Networks from lower ratings. Domestic OIBDA contributions increased 7% over the prior year led by higher contributions from Fox News and the domestic sports channels.

International affiliate revenue decreased 1% as 11% local currency growth at STAR and the Fox International Channels (“FIC”) was more than offset by a 12% adverse impact from the strengthened U.S. dollar. Despite an 11% adverse impact from the strengthened U.S. dollar, international advertising revenue increased 15% as the STAR and FIC channels generated strong local currency growth. Quarterly OIBDA at the international cable channels increased 8% reflecting strong local currency growth partially offset by the adverse impact of the strengthened U.S. dollar.

TELEVISION

Television generated quarterly segment OIBDA of $279 million, an $11 million decrease over the $290 million reported in the prior year quarter. Quarterly segment revenues were 6% higher than the corresponding period in the prior year due to strong retransmission consent revenue growth and a 4% increase in advertising revenues, primarily reflecting low double digit advertising growth at the FOX Broadcast Network, which benefited from higher national pricing and increased audiences for both the National Football League and the new primetime schedule led by Empire, partially offset by lower cyclical political advertising revenues at the TV stations. The decrease in segment OIBDA was driven by higher contractual sports programming costs at the FOX Broadcast Network that more than offset the higher revenues.

FILMED ENTERTAINMENT

Filmed Entertainment generated quarterly segment OIBDA of $302 million, a $34 million decrease from the $336 million reported in the same period a year-ago. Quarterly segment revenues decreased $392 million to $2.36 billion, primarily due to lower worldwide home entertainment revenues reflecting difficult comparisons to last year’s strong performance of X-Men: Days of Futures Past and Dawn of the Planet of the Apes with this year’s home entertainment performance of Spy, the absence of revenue contributions from Shine and the adverse impact of the strengthened U.S. dollar partially offset by higher television production network revenues. The OIBDA decline over the prior year primarily reflects lower contributions from the television production business due to higher deficits related to more new series delivered during the quarter and the absence of contributions from successful series that concluded in the prior year, including Sons of Anarchy, partially offset by higher film studio contributions driven by the worldwide theatrical performance of The Martian, which has grossed over $600 million in worldwide box office to date. Segment OIBDA comparisons were also adversely impacted by a 14% negative impact from foreign exchange rate fluctuations.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

REVIEW OF EQUITY EARNINGS OF AFFILIATES’ RESULTS

The Company’s share of equity earnings of affiliates is as follows:

		Three Months Ended December 31,		Six Months Ended December 31,
	% Owned	2015	2014	2015	2014
		US $ Millions
Sky	39%(1)	$100	$296	$210	$692
Other equity affiliates	Various(2)	(88)	(46)	(163)	(63)

Total equity earnings of affiliates		$12	$250	$47	$629

(1)	Please refer to Sky’s earnings releases for detailed information.
(2)	Primarily comprised of Endemol Shine Group, Hulu and STAR equity affiliates

Quarterly equity earnings of affiliates were $12 million as compared to $250 million in the same period a year-ago. This $238 million decrease primarily reflects lower contributions from Sky, principally due to prior year gains on the sales of its ownership stake of National Geographic Channels International (“NGCI”) and its remaining shares of ITV plc (“ITV”), higher losses from Hulu and the inclusion of Endemol Shine Group losses this year.

OTHER ITEMS

Share repurchases

On August 4, 2015, the Board of Directors authorized the repurchase of an additional $5 billion of Class A Common Stock, excluding commissions. The Company expects to fully utilize this stock repurchase authorization over the twelve month period ending in August 2016. The remaining authorized amount under the Company’s stock repurchase program as of December 31, 2015, excluding commissions, was approximately $2.4 billion.

During the quarter, the Company repurchased 45 million shares of Class A Common Stock for $1.3 billion. As a result of the stock repurchase program, diluted weighted average common stock outstanding of 1.96 billion in this year’s quarter declined 9% from 2.15 billion in the same period a year ago.

Dividends

The Company has declared a dividend of $0.15 per Class A and Class B share. The dividend declared is payable on April 13, 2016 with a record date for determining dividend entitlements of March 9, 2016.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

To receive a copy of this press release through the Internet, access 21st Century Fox’s corporate Web site located at http://www.21cf.com.

Audio from 21st Century Fox’s conference call with analysts on the second quarter results can be heard live on the Internet at 4:30 p.m. Eastern Standard Time today. To listen to the call, visit http://www.21cf.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from these expectations due to changes in global economic, business, competitive market and regulatory factors. More detailed information about these and other factors that could affect future results is contained in our filings with the Securities and Exchange Commission. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law.

CONTACTS:
Reed Nolte, Investor Relations	Julie Henderson, Press Inquiries
212-852-7092 Mike Petrie, Investor Relations 212-852-7130	310-369-0773 Nathaniel Brown, Press Inquiries 212-852-7746

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions, except per share amounts
Revenues	$7,375	$8,055	$13,452	$15,942
Operating expenses	(4,757)	(5,366)	(8,430)	(10,418)
Selling, general and administrative	(903)	(988)	(1,792)	(2,067)
Depreciation and amortization	(130)	(201)	(258)	(477)
Equity earnings of affiliates	12	250	47	629
Interest expense, net	(298)	(310)	(593)	(615)
Interest income	7	9	16	23
Other, net	(142)	5,040	(225)	5,075

Income from continuing operations before income tax expense	1,164	6,489	2,217	8,092
Income tax expense	(414)	(189)	(727)	(692)

Income from continuing operations	750	6,300	1,490	7,400
Loss from discontinued operations, net of tax	(2)	(16)	(5)	(23)

Net income	$748	$6,284	$1,485	$7,377

Less: Net income attributable to noncontrolling interests	(76)	(77)	(138)	(133)

Net income attributable to Twenty-First Century Fox, Inc. stockholders	$672	$6,207	$1,347	$7,244

Weighted average shares:	1,958	2,152	1,985	2,173
Income from continuing operations attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.34	$2.89	$0.68	$3.34
Net income attributable to Twenty-First Century Fox, Inc. stockholders per share:	$0.34	$2.88	$0.68	$3.33

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

CONSOLIDATED BALANCE SHEETS

	December 31, 2015	June 30, 2015
	US $ Millions
Assets:
Current assets:
Cash and cash equivalents	$4,293	$8,428
Receivables, net	6,842	5,912
Inventories, net	3,305	2,749
Other	386	287

Total current assets	14,826	17,376

Non-current assets:
Receivables, net	410	394
Investments	4,053	4,529
Inventories, net	6,815	6,411
Property, plant and equipment, net	1,668	1,722
Intangible and other long-term assets, net	6,764	6,320
Goodwill	12,716	12,513
Other non-current assets	844	786

Total assets	$48,096	$50,051

Liabilities and Equity:
Current liabilities:
Borrowings	$486	$244
Accounts payable, accrued expenses and other current liabilities	3,359	3,937
Participations, residuals and royalties payable	1,781	1,632
Program rights payable	1,098	1,001
Deferred revenue	544	448

Total current liabilities	7,268	7,262

Non-current liabilities:
Borrowings	19,251	18,795
Other liabilities	3,190	3,105
Deferred income taxes	2,275	2,082
Redeemable noncontrolling interests	617	621
Commitments and contingencies
Equity:
Class A common stock, $0.01 par value	11	12
Class B common stock, $0.01 par value	8	8
Additional paid-in capital	12,573	13,427
Retained earnings	3,851	5,343
Accumulated other comprehensive loss	(1,939)	(1,570)

Total Twenty-First Century Fox, Inc. stockholders’ equity	14,504	17,220
Noncontrolling interests	991	966

Total equity	15,495	18,186

Total liabilities and equity	$48,096	$50,051

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended December 31,
	2015	2014
	US $ Millions
Operating activities:
Net income	$1,485	$7,377
Less: Loss from discontinued operations, net of tax	(5)	(23)

Income from continuing operations	1,490	7,400
Adjustments to reconcile income from continuing operations to cash provided by operating activities:
Depreciation and amortization	258	477
Amortization of cable distribution investments	35	44
Equity-based compensation	119	91
Equity earnings of affiliates	(47)	(629)
Cash distributions received from affiliates	219	221
Other, net	225	(5,075)
CLT20 contract termination costs	(420)	—
Deferred income taxes and other taxes	179	(246)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Receivables and other assets	(1,035)	(809)
Inventories net of program rights payable	(792)	(940)
Accounts payable and other liabilities	1	318

Net cash provided by operating activities from continuing operations	232	852

Investing activities:
Property, plant and equipment	(92)	(261)
Acquisitions, net of cash acquired	(908)	—
Investments in equity affiliates	(86)	(1,076)
Other investments	(214)	(39)
Proceeds from dispositions, net	—	8,613

Net cash (used in) provided by investing activities from continuing operations	(1,300)	7,237

Financing activities:
Borrowings	1,124	2,447
Repayment of borrowings	(439)	(2,059)
Excess tax benefit from equity-based compensation	11	48
Repurchase of shares	(3,202)	(2,730)
Dividends paid and distributions	(419)	(436)
Purchase of subsidiary shares from noncontrolling interests	(62)	(650)

Net cash used in financing activities from continuing operations	(2,987)	(3,380)

Net decrease in cash and cash equivalents from discontinued operations	(10)	(28)
Net (decrease) increase in cash and cash equivalents	(4,065)	4,681
Cash and cash equivalents, beginning of year	8,428	5,415
Exchange movement on cash balances	(70)	(45)

Cash and cash equivalents, end of period	$4,293	$10,051

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

SEGMENT INFORMATION

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions
Revenues:
Cable Network Programming	$3,703	$3,384	$7,167	$6,615
Television	1,716	1,623	2,765	2,671
Filmed Entertainment	2,361	2,753	4,146	5,229
Direct Broadcast Satellite Television	—	663	—	2,112
Other, Corporate and Eliminations	(405)	(368)	(626)	(685)

Total revenues	$7,375	$8,055	$13,452	$15,942

Less: DBS businesses, net of intercompany eliminations	—	(631)	—	(2,035)

Adjusted Total Revenues	$7,375	$7,424	$13,452	$13,907

Segment OIBDA:
Cable Network Programming	$1,250	$1,159	$2,556	$2,197
Television	279	290	475	464
Filmed Entertainment	302	336	451	794
Direct Broadcast Satellite Television	—	27	—	234
Other, Corporate and Eliminations	(101)	(90)	(217)	(188)

Total Segment OIBDA	$1,730	$1,722	$3,265	$3,501

Less: DBS businesses	—	(27)	—	(234)

Adjusted Total Segment OIBDA	$1,730	$1,695	$3,265	$3,267

Depreciation and amortization:
Cable Network Programming	$76	$69	$150	$149
Television	29	29	59	55
Filmed Entertainment	20	30	40	63
Direct Broadcast Satellite Television	—	69	—	202
Other, Corporate and Eliminations	5	4	9	8

Total depreciation and amortization *	$130	$201	$258	$477

Less: DBS businesses	—	(69)	—	(202)

Adjusted total depreciation and amortization	$130	$132	$258	$275

*

The three months ended December 31, 2015 and 2014 include the amortization of definite lived intangible assets of $59 million and $81 million, respectively. The six months ended December 31, 2015 and 2014 include the amortization of definite lived intangible assets of $118 million and $183 million, respectively. These amounts principally reflect purchase price amortization related to acquisitions.

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

CONSOLIDATED REVENUES BY COMPONENT

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions
Affiliate fees	$2,696	$2,480	$5,382	$4,912
Subscription	—	605	—	1,964
Advertising	2,444	2,370	4,043	4,104
Content	2,033	2,487	3,758	4,749
Other	202	113	269	213

Total revenues	$7,375	$8,055	$13,452	$15,942

CONSOLIDATED ADJUSTED REVENUES BY COMPONENT (EXCLUDING DBS BUSINESSES, NET OF ELIMINATIONS)

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions
Affiliate fees	$2,696	$2,492	$5,382	$4,955
Advertising	2,444	2,325	4,043	3,998
Content	2,033	2,501	3,758	4,772
Other	202	106	269	182

Total Adjusted Revenues	$7,375	$7,424	$13,452	$13,907

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

NOTE 1 – TOTAL SEGMENT OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION

The Company evaluates the performance of its operating segments based on segment operating income before depreciation and amortization (“OIBDA”), and management uses total segment OIBDA as a measure of the performance of operating businesses separate from non-operating factors. Total segment OIBDA is a non-GAAP measure and should be considered in addition to, not as a substitute for, net income, cash flow and other measures of financial performance reported in accordance with GAAP. In addition, this measure does not reflect cash available to fund requirements. This measure excludes items, such as depreciation and amortization as well as impairment charges, which are significant components in assessing the Company’s financial performance.

Management believes that total segment OIBDA is an appropriate measure for evaluating the operating performance of the Company’s business and provides investors and equity analysts a measure to analyze operating performance of the Company’s business and enterprise value against historical data and competitors’ data. Segment OIBDA is the primary measure used by our chief operating decision maker to evaluate the performance of and allocate resources to the Company’s business segments.

Segment OIBDA does not include depreciation and amortization and the amortization of cable distribution investments and eliminates the variable effect across all business segments of depreciation and amortization. Depreciation and amortization expense includes the depreciation of property and equipment, as well as amortization of finite-lived intangible assets. Amortization of cable distribution investments represents a reduction against revenues over the term of a carriage arrangement and, as such, it is excluded from segment operating income before depreciation and amortization.

In addition, total segment OIBDA does not include: Discontinued operations, Equity earnings of affiliates, Interest expense, net, Interest income, Other, net, Income tax expense and Net income attributable to noncontrolling interests.

The following table reconciles revenues to total segment OIBDA and from total segment OIBDA to Income from continuing operations before income tax expense:

	Three Months Ended December 31,		Six Months Ended December 31,
	2015	2014	2015	2014
	US $ Millions
Revenues	$7,375	$8,055	$13,452	$15,942
Operating expenses	(4,757)	(5,366)	(8,430)	(10,418)
Selling, general and administrative	(903)	(988)	(1,792)	(2,067)
Add: Amortization of cable distribution investments	15	21	35	44

Total Segment OIBDA	1,730	1,722	3,265	3,501
Amortization of cable distribution investments	(15)	(21)	(35)	(44)
Depreciation and amortization	(130)	(201)	(258)	(477)
Equity earnings of affiliates	12	250	47	629
Interest expense, net	(298)	(310)	(593)	(615)
Interest income	7	9	16	23
Other, net	(142)	5,040	(225)	5,075

Income from continuing operations before income tax expense	$1,164	$6,489	$2,217	$8,092

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

	Three Months Ended December 31, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$3,703	$(2,468)	$15	$1,250
Television	1,716	(1,437)	—	279
Filmed Entertainment	2,361	(2,059)	—	302
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(405)	304	—	(101)

Consolidated Total	$7,375	$(5,660)	$15	$1,730

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$7,375	$(5,660)	$15	$1,730

	Three Months Ended December 31, 2014
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA

Cable Network Programming	$3,384	$(2,246)	$21	$1,159
Television	1,623	(1,333)	—	290
Filmed Entertainment	2,753	(2,417)	—	336
Direct Broadcast Satellite Television	663	(636)	—	27
Other, Corporate and Eliminations	(368)	278	—	(90)

Consolidated Total	$8,055	$(6,354)	$21	$1,722

Less: DBS businesses, net of intercompany eliminations	(631)	604	—	(27)

Adjusted Consolidated Total	$7,424	$(5,750)	$21	$1,695

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

	Six Months Ended December 31, 2015
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$7,167	$(4,646)	$35	$2,556
Television	2,765	(2,290)	—	475
Filmed Entertainment	4,146	(3,695)	—	451
Direct Broadcast Satellite Television	—	—	—	—
Other, Corporate and Eliminations	(626)	409	—	(217)

Consolidated Total	$13,452	$(10,222)	$35	$3,265

Less: DBS businesses, net of intercompany eliminations	—	—	—	—

Adjusted Consolidated Total	$13,452	$(10,222)	$35	$3,265

	Six Months Ended December 31, 2014
	US $ Millions
	Revenues	Operating and Selling, general and administrative expenses	Add: Amortization of cable distribution investments	Segment OIBDA
Cable Network Programming	$6,615	$(4,462)	$44	$2,197
Television	2,671	(2,207)	—	464
Filmed Entertainment	5,229	(4,435)	—	794
Direct Broadcast Satellite Television	2,112	(1,878)	—	234
Other, Corporate and Eliminations	(685)	497	—	(188)

Consolidated Total	$15,942	$(12,485)	$44	$3,501

Less: DBS businesses, net of intercompany eliminations	(2,035)	1,801	—	(234)

Adjusted Consolidated Total	$13,907	$(10,684)	$44	$3,267

EARNINGS RELEASE FOR THE QUARTER ENDED DECEMBER 31, 2015

NOTE 2 – ADJUSTED NET INCOME AND ADJUSTED EPS FROM CONTINUING OPERATIONS

The calculation of income and earnings per share (“EPS”) from continuing operations attributable to stockholders excluding Equity affiliate adjustments and Other, net, net of tax (“adjusted income and diluted EPS from continuing operations attributable to stockholders”) may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Adjusted income and diluted EPS from continuing operations attributable to stockholders are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income and EPS as determined under GAAP as a measure of performance. However, management uses these measures in comparing the Company’s historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of our performance relative to prior periods and our competitors.

The Company uses adjusted income and diluted EPS from continuing operations attributable to stockholders to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period.

The following table reconciles reported income and reported diluted EPS from continuing operations attributable to stockholders to adjusted income and diluted EPS from continuing operations attributable to stockholders for the three months ended December 31, 2015 and 2014.

	Three Months Ended
	December 31, 2015		December 31, 2014
	Income	EPS	Income	EPS
	US $ Millions, except per share data
Income from continuing operations	$750		$6,300
Less: Net income attributable to noncontrolling interests	(76)		(77)

Income from continuing operations attributable to stockholders	$674	$0.34	$6,223	$2.89
Equity affiliate adjustments (net of provision for income taxes of $31 and -$51 for the three months ended December 31, 2015 and 2014, respectively)(a)	57	0.03	(93)	(0.04)
Other, net (net of provision for income taxes of $18 and -$42 for the three months ended December 31, 2015 and 2014, respectively)	124	0.06	(4,998)	(2.32)
Rounding	—	0.01	—	—

As adjusted	$855	$0.44	$1,132	$0.53

(a)

Equity earnings of affiliates for the three months ended December 31, 2015 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s purchase price amortization related to its acquisition of the DBS businesses from the Company and from Endemol Shine Group’s results 21st Century Fox’s share of Endemol Shine Group’s debt revaluation and other discrete costs. Equity earnings of affiliates for the three months ended December 31, 2014 was adjusted to remove from Sky’s results 21st Century Fox’s share of Sky’s gain on the sales of its ownership stakes in NGCI and ITV, partially offset by purchase price amortization and professional fees incurred by Sky related to its acquisition of Sky Italia and Sky Deutschland.